Exhibit 10.76

CONSULTING AGREEMENT

THIS AGREEMENT made as of the 25th day of September, 2006 by and between FULL HOUSE RESORTS, INC., a Delaware corporation (“FHRI”), located at 4670 South Fort Apache Road, Suite 190, Las Vegas, Nevada 89147, and Lido A. “Lee” Iacocca, (“Consultant”) located at 11150 Santa Monica Blvd., Suite 400, Los Angeles, CA 90025.

WITNESSETH

WHEREAS, FHRI desires to enter into an agreement with Consultant for the providing of certain consulting services to FHRI for a term and at such compensation as are described below: and

WHEREAS, Consultant desires to enter into an agreement with FHRI pursuant to which Consultant will provide certain consulting services as outlined above for a term and at such compensation as are described below.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration the receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Scope of Services.

(a) Consultant agrees to provide to FHRI, for the term of this Agreement, consulting services as more specifically identified and detailed in Schedule “A” attached hereto and made a part hereof, provided that such services are consistent with similar services previously provided by Consultant to FHRI. Consultant’s duties, responsibilities and services as set forth are collectively referred to hereinafter as the “Services”.

(b) Consultant agrees to devote so much of his time, attention and effort to the performance of the Services as may be required in Consultant’s reasonable judgment to accomplish the goals and objectives of FHRI.

2. Term of Agreement.

This Agreement shall be effective as of June 1, 2006 and shall continue in full force and effect until May 31, 2009.

3. Compensation.

As compensation for the Services rendered by Consultant under this Agreement, Consultant shall receive a grant of 300,000 shares of common stock of FHRI in accordance with a Stock Award Agreement of even date. Consultant shall have the right in his sole discretion to assign or otherwise transfer the shares of common stock to any other person or entity. All compensation shall be payable without deduction or withholding for any State or Federal income Taxes, FICA or other similar withholding for taxes and any other government obligations which are the sole responsibility of Consultant as an independent contractor.

Consultant specifically agrees that the 250,000 stock options previously awarded to Consultant which expire in December 2006 shall terminate and no longer have any force or effect as of the date hereof.

4. Compliance with Laws.

In the performance of his duties, Consultant shall comply with all applicable laws, rules and regulations, including but not limited to all requirements and provisions of the laws and regulations of the United States, the States and subdivisions thereof in which FHRI or any of FHRI’s subsidiaries or affiliates (regardless of when or how formed) carry on their business and all general rules, regulations and ethical standards of national.

5. Regulatory Matters.

FHRI, Inc., its affiliated companies and certain related entities (collectively the “FHRI Group”) are licensed by or otherwise subject to the authority of various casino and gaming regulatory agencies (“Regulator”). The FHRI Group has adopted a regulatory compliance policy, and Consultant agrees to provide the FHRI Group with such documentation as needed from time to time.

6. Relationship of the Parties.

This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture or agency relationship between any of the parties hereto.

7. No Conflict.

By entering into this Agreement and performing the Services, Consultant will not to the best of its knowledge be violating any other contract, agreement or understanding to which it is a party or any existing judicial or administrative order, decision or decision.

8. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard for choice of laws principles.

9. Assignment.

This Agreement is personal to Consultant and Consultant may not assign the obligations to provide the Services but Consultant may assign or otherwise transfer the Compensation as set forth in Paragraph 3. This Agreement is a personal contract and is entered into in reliance by FHRI and in consideration of the personal qualifications of Lido A. Iacocca.

10. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

11. Entire Agreement.

This Agreement, together with the Stock Award Agreement, sets forth and is an integration of all of the promises, agreements, conditions and understandings between the parties hereto and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth herein.

12. Validity of Provisions.

Should any provision(s) of this Agreement be void or unenforceable in whole or in part, neither the validity of the remainder of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby.

13. Modification or Discharge.

This Agreement shall not be subject to waiver, change, modification, discharge or termination in whole or in part except as expressly provided for herein or by written instrument signed by the parties hereto.

14. Waiver of Contractual Rights.

The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

15. Cure.

Prior to any claim of termination or breach of this Agreement based on a claim of failure to perform, the aggrieved party shall provide written notice to the other party which shall specify the claimed breach or performance failure and the party receiving the notice shall have a period of thirty (30) days following receipt of such written notice to cure the claimed breach or failure to perform.

16. Intellectual Property.

Except as specifically set forth in Schedule A attached hereto, FHRI shall have no rights in the name or likeness of Consultant and shall not use the name or likeness of the Consultant without the Consultant’s written permission, which may be withheld in Consultant’s sole discretion.

IN WITNESS WHEREOF, the authorized representatives of FHRI have acknowledged and executed this Agreement and Consultant has hereby caused this Agreement to be executed all as of the day and year first written above.

FULL HOUSE RESORTS, INC.

By:	/s/ BARTH F. AARON
Printed Name: Barth F. Aaron
Title: Secretary

CONSULTANT

/S/ LEE A. IACOCCA

SCHEDULE “A”

SERVICES

Subject to Consultant’s specific prior approval, Consultant will make his name, likeness, voice and appearance available to FHRI at any and all mutually convenient times and places and make such personal appearances at such mutually convenient times and places, subject to Consultant’s schedule and availability, as from time to time agreed by the parties, acting reasonably and in good faith for the purpose of marketing, advertising and advancing (a) to the general public the projects and operations of FHRI and its operating subsidiaries and affiliated companies and (b) to the investment community the corporation, all of which shall be consistent with similar services previously provided by Consultant to FHRI (the “Works”), provided however that Consultant shall not be required to travel on behalf of FHRI without his specific consent.

Subject to Consultant’s specific prior approval, Consultant grants to FHRI the right to video tape, film, photograph, or otherwise record, or to authorize others to do so, by any media now known or hereinafter discovered, Consultant’s appearance, performance, commentary, and any other work product for the Services.

Consultant understands that his services are provided on a work for hire basis and waives any right to any intellectual property, personal or individual property right or other right in and to his name, likeness, voice, manner, appearance in conjunction with the Works. FHRI shall have the right to produce, reproduce, reissue, manipulate, reconfigure, license, manufacture, record, perform, exhibit, broadcast, televise, transmit, publish, copy, reconfigure, compile, print, reprint, vend, distribute and use via any other medium now known or hereinafter discovered, and to authorize others to do so, Consultant’s name, likeness, voice, manner, appearance and the Works, in perpetuity, in any manner or media and by any art, method or device, now known or hereinafter discovered.

All Works and Consultant’s contributions thereto shall belong solely and exclusively to FHRI in perpetuity notwithstanding any termination of this Agreement.